As filed with the Securities and Exchange Commission on August 9, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ceridian HCM Holding Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-3231686
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3311 East Old Shakopee Road Minneapolis, Minnesota	55425
(Address of Principal Executive Offices)	(Zip Code)

Ceridian HCM Holding Inc. 2018 Equity Incentive Plan

(amended and restated as of April 1, 2022)

(Full Title of Plan)

William E. McDonald, Esq.

Executive Vice President, General Counsel and Corporate Secretary

Ceridian HCM Holding Inc.

3311 East Old Shakopee Road

Minneapolis, Minnesota 55425

(Name and address of agent for service)

(952) 853-8100

(Telephone number, including area code, of agent for service)

With a copy to:

Garrett F. Bishop, Esq.

Foley & Lardner LLP

777 East Wisconsin Avenue

Milwaukee, WI 53202-5306

(414) 319 7024 (Phone)

(414) 297 4900 (Fax)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B).  ☐

EXPLANATORY NOTE

This registration statement is filed by Ceridian HCM Holding Inc. (the “Registrant,” “we” or “us”). Effective on March 31, 2022, pursuant to Section 4.3 of the Ceridian HCM Holding Inc. 2018 Equity Incentive Plan (amended and restated as of April 1, 2022) (the “2018 Plan”), the number of shares of common stock, $0.01 par value per share (“Common Stock”) issuable pursuant to the 2018 Plan was increased by 4,501,754 additional shares of Common Stock. This registration statement registers those 4,501,754 additional shares of Common Stock issuable pursuant to the 2018 Plan. Accordingly, the contents of our previous registration statements on Form S-8 filed with the Securities and Exchange Commission on May 6, 2021 (File No. 333-255827), September 4, 2020 (File No. 333-248624), May 21, 2019 (File No.  333-231632), November 28, 2018 (File No.  333-228578) and April 25, 2018 (File No. 333-224438) are incorporated by reference into this registration statement pursuant to General Instruction E of Form S-8, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

The following is a list of exhibits filed as part of this registration statement.

Exhibit No.	Description of Document

4.1	Fourth Amended and Restated Certificate of Incorporation of Ceridian HCM Holding Inc. (incorporated by reference to Exhibit 3.1 to the Quarterly Report filed on Form 10-Q by the Company on May 5, 2021).

4.2	Second Amended and Restated Bylaws of Ceridian HCM Holding Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by the Company on February 9, 2022).

4.3	Ceridian HCM Holding. Inc. 2018 Equity Incentive Plan (amended and restated as of April 1, 2022) (incorporated by reference to Exhibit 10.5 to the Quarterly Report filed on Form 10-Q by the Company on May 4, 2022).

4.4	Certificate of Common Stock (incorporated by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q filed by the Company on May 24, 2018).

4.5	Registration Rights Agreement, dated April 30, 2018, by and among Ceridian HCM Holding Inc. and the other parties thereto (incorporated by reference to Exhibit 4.4 to the Quarterly Report on Form 10-Q filed by the Company on May 24, 2018).

4.6	Indenture, dated as of March 5, 2021, between Ceridian HCM Holding Inc. and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by the Company on March 5, 2021).

4.7	Form of 0.25% Convertible Senior Notes due 2026 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by the Company on March 5, 2021).

5.1	Legal Opinion of Foley & Lardner LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Foley & Lardner LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature page to this registration statement).

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota on August 9, 2022.

CERIDIAN HCM HOLDING INC.

By:	/s/ David D. Ossip
Name:	David D. Ossip
Title:	Chair and Co-Chief Executive Officer

By:	/s/ Leagh E. Turner
Name:	Leagh E. Turner
Title:	Co-Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Noémie C. Heuland, Jeffrey S. Jacobs and William E. McDonald, or any of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 (including all post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 9, 2022.

Signature	Title

/s/ David D. Ossip David D. Ossip	Chair and Co-Chief Executive Officer (Co-Principal Executive Officer)

/s/ Leagh E. Turner	Co-Chief Executive Officer and Director
Leagh E. Turner	(Co-Principal Executive Officer)

/s/ Noémie C. Heuland Noémie C. Heuland	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Signature	Title
/s/ Jeffrey S. Jacobs	Head of Accounting and Financial Reporting (Principal Accounting Officer)
Jeffrey S. Jacobs

/s/ Brent B. Bickett Brent B. Bickett	Director

/s/ Ronald F. Clarke Ronald F. Clarke	Director

/s/ Deborah A. Farrington Deborah A. Farrington	Director

/s/ Thomas M. Hagerty Thomas M. Hagerty	Director

/s/ Linda P. Mantia Linda P. Mantia	Director

/s/ Ganesh B. Rao Ganesh B. Rao	Director

/s/ Andrea S. Rosen Andrea S. Rosen	Director

/s/ Gerald C. Throop Gerald C. Throop	Director

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